                                                                    EXHIBIT 21.1

                      FULCRUM DIRECT, INC. SUBSIDIARY LIST



                                                        States where Qualify as
Subsidiaries            States of Incorporation          a Foreign Corporation
------------            -----------------------         -----------------------
Equipment Bond
  Purchaser, Inc.             New Mexico                          None

Storybook Heirlooms,
  Inc.                        California                          None
